PRESS RELEASE
Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Comments on COVID-19

Indianapolis, Indiana, March 27, 2020 - Kite Realty Group Trust (NYSE:KRG) (“KRG”) issued the following statement on the COVID-19 pandemic.
“In the midst of the COVID-19 pandemic, our first priority is the safety of our employees, tenants, stakeholders and communities in which we operate. Our second priority is to stay in close contact with our tenants with the goal of helping them navigate through this unprecedented crisis,” said John A. Kite, Chairman and CEO. “As it relates to KRG, we are grateful for having completed Project Focus in 2019, leaving us with a stronger balance sheet, more liquidity and an improved portfolio.”

Liquidity
On March 23, 2020, we provided notice to lenders to borrow funds under our $600 million Credit Facility, bringing the outstanding balance under the Credit Facility to $300 million. We borrowed funds under the Credit Facility as a precautionary measure in order to increase our cash position and preserve financial flexibility in light of current uncertainty resulting from the COVID-19 pandemic.

KRG has no outstanding debt maturities until 2022 and minimal capital commitments.

Guidance
Due to the borrowing under our Credit Facility and the ongoing uncertainty surrounding the impacts of COVID-19, KRG is withdrawing its previously provided 2020 guidance.

About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.

Safe Harbor
Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low or negative growth in the U.S. economy as well as economic uncertainty; the risk that KRG may not be able to successfully complete the planned dispositions on favorable terms - or at all; financing risks, including the availability of, and costs associated with, sources of liquidity; KRG’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant insolvency or bankruptcies; the competitive environment in which KRG operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; KRG’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property KRG owns; the actual and perceived impact of e-commerce on the value of shopping center assets; risks related to the geographical concentration of KRG’s properties in Florida, Indiana, Texas, Nevada, and North Carolina; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. KRG refers you to the documents filed by KRG from time to time with the SEC, specifically the section titled “Risk Factors” in KRG’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which discuss these and other factors that could adversely affect KRG’s results. KRG undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.